UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2024 (January 18, 2024)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

2024 Individual Medicare Advantage Enrollment
Based on the results of the annual election period (AEP), Humana Inc. (the “Company”) now expects individual Medicare Advantage (MA) growth of approximately 100,000 members for the year ending December 31, 2024, representing 1.8 percent growth over its membership as of December 31, 2023 of approximately 5.4 million members, compared to its previous commentary of ‘at or slightly above industry average growth’. The Company’s membership growth outlook for 2024 is impacted by its balanced approach to pricing which resulted in a lower share of overall industry growth. While the Company’s overall AEP sales volume was in line with expectations, a higher proportion was driven by plan change activity by existing members, resulting in lower new member sales than expected. Despite the higher plan change activity, the Company experienced slightly higher attrition during the AEP than expected. Actual AEP growth for the Company is approximately 120,000 members, which is expected to decline slightly by year end due to the more limited sales opportunity post AEP and the expectation that the Company will see slightly higher attrition within its Dual Special Needs Plan (D-SNP) offerings over the next several months as members lose dual eligible status from the on-going Medicaid redetermination process.

The Company continues to believe it took a prudent approach to 2024 pricing considering the current regulatory changes and evolving utilization environment. In addition, the Company believes it remains well positioned to compete as an industry leader in the attractive Medicare Advantage market going forward with its differentiated capabilities, including highly diversified and patient centered value-based care arrangements, exceptional quality as demonstrated by its industry leading Stars scores, best in class consumer experience rankings, and continued growth and integration of its CenterWell capabilities.

Medical Cost Trend Update and Revised Full Year 2023 EPS Expectations
As shared on the Company’s third quarter 2023 earnings call on November 1, 2023, the Company anticipated the higher level of medical utilization experienced during the third quarter in its Medicare Advantage business would continue for the remainder of the year. Actual fourth quarter results reflect an additional increase in Medicare Advantage medical cost trends, driven by higher than anticipated inpatient utilization, primarily for the months of November and December, as well as a further increase in non-inpatient trends, predominantly in the categories of physician, outpatient surgeries and supplemental benefits, which emerged with the November and December paid claims data (received throughout December and January, respectively). The higher than anticipated cost trends are expected to result in a fourth quarter 2023 Adjusted Insurance segment benefit ratio of approximately 91.4 percent as compared to the Company’s previous expectation of 89.5 percent, and a full year Adjusted Insurance segment benefit ratio of approximately 88.0 percent as compared to the Company’s previous expectation of 87.5 percent.

The Company worked diligently throughout the year to leverage the strength, scale, and agility of the organization to offset the elevated medical costs with various administrative cost containment, productivity and other initiatives. However, due to the recency and significance of the latest emerging trends, the Company was unable to offset the entirety of the higher than anticipated medical costs that continued to increase through the end of the fourth quarter. As a result, the Company now expects to report GAAP EPS of approximately $20.00 in diluted earnings per common share (“EPS”), or approximately $26.09 in Adjusted earnings per common share (“Adjusted EPS”) for the year ended December 31, 2023.

Forward Outlook
The Company is currently assessing the expected impact of emerging utilization trends on its 2024 outlook, which is anticipated to be material if current trends continue, and will provide an update on its fourth quarter 2023 earnings call.

Importantly, Humana believes the emerging trends are impacting the industry broadly and anticipates the trends will be contemplated in the 2025 Medicare Advantage pricing cycle.

Fourth Quarter 2023 Earnings Call Date Change
The Company will remain in the “quiet period” until its fourth quarter 2023 earnings call, which has been rescheduled for Thursday, January 25th, 2024, at 9 a.m. Eastern time, recognizing the importance to provide additional detail to its stakeholders.

Reconciliation of GAAP to non-GAAP Financial Measures

The Company has included Adjusted EPS and the Adjusted Insurance segment benefit ratio in this current report, each a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that these measures, when presented in conjunction with the corresponding measures of GAAP EPS and the GAAP Insurance segment benefit ratio, provide a comprehensive perspective to more accurately compare and analyze the Company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) measures as consistent and uniform indicators of the Company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Adjusted EPS and the Adjusted Insurance segment benefit ratio should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS and the GAAP Insurance segment benefit ratio. Reconciliations of GAAP to non-GAAP (Adjusted) for EPS and the Insurance segment benefit ratio follow:

Diluted earnings per common share	FY 2023
GAAP	approximately $20.00
Amortization of identifiable intangibles	0.54
Put/call valuation adjustments associated with Company's non-consolidating minority interest investments	2.57
Transaction and integration costs	(0.38)
Change in fair market value of publicly-traded equity securities	(0.01)
Impact of exit of employer group commercial medical products business	0.13
Accrued charge related to certain anticipated litigation expenses	0.84
Value creation initiatives	3.50
Impairment charges	0.73
Cumulative net tax impact of non-GAAP adjustments	(1.83)
Adjusted (non-GAAP) – FY 2023 projected	approximately $26.09

The following items are excluded from the non-GAAP Adjusted EPS as described above:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period.
•Put/call valuation adjustments associated with the Company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the Company’s Primary Care Organization strategic partnership and are unrelated to the Company's core business operations.
•Transaction and integration costs - The transaction and integration costs primarily relate to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of Gentiva (formerly Kindred) Hospice in 2022.
•Impact of exit of employer group commercial medical products business - Excludes the impact of the exit of the employer group commercial medical products business as announced by the Company on February 23, 2023.

•Accrued charge related to certain anticipated litigation expenses - This charge relates to certain anticipated expenses the Company has accrued in connection with a legal matter.
•Change in fair value of publicly-traded equity securities - These gains and losses are a result of market and economic conditions that are unrelated to the Company's core business operations.
•Value creation initiatives - These charges relate to the Company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges.
•Impairment charges – The Company recognized non-cash impairment charges in the fourth quarter 2023 related to (1) certain indefinite-lived intangible assets based on the Company’s estimates of future financial performance in certain state markets and (2) investments in certain joint ventures for which the Company held minority ownership interests that were deemed to be unrecoverable based on recent market activity.
•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from Adjusted EPS.

Insurance Segment Benefit Ratio	4Q 2023	FY 2023
GAAP	91.5%	88.0%
Impact of exit of employer group commercial medical products business	(0.1)%	—
Adjusted (non-GAAP) – 2023 projected	91.4%	88.0%

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller (Principal Accounting Officer)

Dated: January 18, 2024